                                                                    EXHIBIT 23.7


                                     CONSENT

To the Board of Directors
First Bancorp
Troy, North Carolina

         I hereby consent to the reference to me as a person nominated to become a director of First Bancorp in the Registration Statement on Form S-4 filed by First Bancorp under the Securities Act of 1933, and in all amendments thereto.



                                                       /s/ H. David Bruton, M.D.
                                                       -------------------------
                                                       H. David Bruton, M.D.


April 3, 2000